Jennison Blend Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       August 27, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Blend Fund, Inc.
File No. 811-03336


Ladies and Gentlemen:

       Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Blend Fund, Inc. for the semi-annual period ended June 30, 2007 The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,



                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 24th day of August 2007.



Jennison Blend Fund, Inc.





Witness:  /s/ Floyd L. Hoelscher			By:  /s/ Jonathan D. Shain
           Floyd L. Hoelscher			Jonathan D. Shain
       						Assistant Secretary



L:\MFApps\CLUSTER 1\N-SAR\JBF\2007\Semi Letter.doc